Exhibit 99.1

Ivanhoe Energy announces receipt of Nasdaq notice of deficiency

VANCOUVER, Jan. 16, 2015 /CNW/ - Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) (TSX: IE.DB) announced that on January 13, 2015, the company received a letter from the Listing Qualifications Department of the NASDAQ Stock Market (Nasdaq) notifying the company that the minimum bid price per share for its common stock was below $1.00 for a period of 30 consecutive business days and that the company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2).

The Nasdaq notification letter makes clear that the company's common shares will continue to trade uninterrupted on the Nasdaq Capital Market under the symbol "IVAN", and does not result in the immediate delisting of the company's common shares. The company's common shares continue to trade on the Toronto Stock Exchange (TSX) under the symbol "IE" and are in full compliance with TSX listing requirements. The company's listing on the TSX is completely independent of, and will not be affected by, the status of its Nasdaq listing.

Ivanhoe Energy has a grace period of 180 calendar days, or until July 13, 2015, to regain compliance with Nasdaq's minimum bid price requirement. If at any time during the 180-day grace period, the minimum closing bid price per share of the company's common stock closes at or above $1.00 for a minimum of 10 consecutive business days, Ivanhoe Energy will regain compliance and the matter will be closed. In the event the company does not regain compliance within this grace period, it may be eligible to receive an additional 180-day grace period; provided that the company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provides written notice of its intention to cure the minimum bid price deficiency during the second 180-day grace period, by effecting a reverse stock split, if necessary. If it appears to the Nasdaq staff that the company will not be able to cure the deficiency or if the company is not otherwise eligible for the additional grace period, the company's common stock will be subject to delisting by Nasdaq.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTL®). Core operations are in Canada, the United States and Ecuador, with business development opportunities worldwide. For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures, statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTL® technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

SOURCE Ivanhoe Energy Inc.

%CIK: 0001106935

For further information: Investors: Bill Trenaman +1.604.331.9834; Media: Bob Williamson +1.604.512.4856

CO: Ivanhoe Energy Inc.

CNW 17:30e 16-JAN-15